Exhibit 99.1

CONSTELLATION BRANDS RECEIVES CLEARANCE FROM THE U.S. FEDERAL TRADE COMMISSION TO CLOSE WINE AND SPIRITS TRANSACTION WITH E. & J. GALLO

VICTOR, N.Y., Dec. 24, 2020 - Constellation Brands, Inc. (NYSE: STZ and STZ.B), a leading beverage alcohol company, announced today that the U.S. Federal Trade Commission (FTC) has accepted the proposed consent order in connection with its transaction with E. & J. Gallo Winery to divest a portion of Constellation’s wine and spirits portfolio principally priced at $11 retail and below, including certain related facilities located in California, New York, and Washington state. This transaction is scheduled to close the week of January 4, 2021, upon which time final transaction details will be provided.

The FTC’s acceptance of the proposed consent order also includes Constellation’s separate transactions with Sazerac to divest the Paul Masson Grande Amber Brandy brand and with Vie-Del Company to divest certain brands used in Constellation’s grape juice concentrate business. Additionally, the FTC approved Constellation’s separate but related agreement with Gallo to divest its Nobilo wine brand. These transactions will be completed in close proximity to the close of Constellation’s larger transaction with Gallo.

The acceptance by the FTC satisfies all required antitrust clearances needed to be obtained for these transactions to close.

FORWARD-LOOKING STATEMENTS
This news release contains forward-looking statements. All statements other than statements of historical fact are forward-looking statements. The word “expect” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. These statements may relate to business strategy, future operations, prospects, plans, and objectives of management, as well as information concerning expected actions of third parties. All forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those set forth in, or implied by, such forward-looking statements.

The forward-looking statements are based on management's current expectations and should not be construed in any manner as a guarantee that such results will in fact occur or will occur on any contemplated timetable. All forward-looking statements speak only as of the date of this news release and Constellation Brands undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. The pending transaction between Constellation and E. & J. Gallo Winery (the “Wine and Spirits Transaction”), the previously announced Paul Masson Grande Amber Brandy transaction with Sazerac Investments, Inc., and the previously announced concentrates and high color concentrate business transaction with Vie-Del Company (collectively with the Wine and Spirits Transaction, the “Pending Transactions”) and the

separate but related pending Nobilo wine brand transaction between Constellation and E. & J. Gallo Winery (the “Nobilo Transaction”), are each subject to the satisfaction of certain closing conditions. The Nobilo Transaction is also conditioned on the completion of the Wine and Spirits Transaction. There can be no assurance that the Pending Transactions or the Nobilo Transaction will occur or will occur on the terms, conditions or timetables contemplated hereby, that Constellation Brands will receive any specific amount of transaction proceeds from the Pending Transactions or the Nobilo Transaction, or that Constellation Brands will receive any earnout (contingent consideration) or any specific amount of earnout (contingent consideration).

In addition to risks and uncertainties associated with ordinary business operations, the forward-looking statements contained in this news release are subject to other risks and uncertainties, including completion of the Pending Transactions and the Nobilo Transaction on their expected terms, conditions and timetables; actual purchase price adjustments and other actual closing adjustments; the actual market performance of brands included in the contingent consideration payment opportunity; the accuracy of all projections; and other factors and uncertainties disclosed from time-to-time in Constellation Brands’ filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the fiscal year ended February 29, 2020, which could cause actual future performance to differ from current expectations.

ABOUT CONSTELLATION BRANDS
At Constellation Brands (NYSE: STZ and STZ.B), our mission is to build brands that people love because we believe sharing a toast, unwinding after a day, celebrating milestones, and helping people connect, are Worth Reaching For. It’s worth our dedication, hard work, and the bold calculated risks we take to deliver more for our consumers, trade partners, shareholders, and communities in which we live and work. It’s what has made us one of the fastest-growing large CPG companies in the U.S. at retail, and it drives our pursuit to deliver what’s next.

Today, we are a leading international producer and marketer of beer, wine, and spirits with operations in the U.S., Mexico, New Zealand, and Italy. Every day, people reach for our high-end, iconic imported beer brands such as Corona Extra, Corona Light, Corona Premier, Modelo Especial, Modelo Negra, and Pacifico, and our high-quality premium wine and spirits brands, including the Robert Mondavi Brand Family, Kim Crawford, Meiomi, The Prisoner Brand Family, SVEDKA Vodka, Casa Noble Tequila, and High West Whiskey.

But we won’t stop here. Our visionary leadership team and passionate employees from barrel room to boardroom are reaching for the next level, to explore the boundaries of the beverage alcohol industry and beyond. Join us in discovering what’s Worth Reaching For.

To learn more, follow us on Twitter @cbrands and visit www.cbrands.com.

MEDIA CONTACTS	INVESTOR RELATIONS CONTACTS
Mike McGrew 773-251-4934 / michael.mcgrew@cbrands.com Amy Martin 585-678-7141 / amy.martin@cbrands.com	Patty Yahn-Urlaub 585-678-7483 / patty.yahn-urlaub@cbrands.com Marisa Pepelea 312-741-2316 / marisa.pepelea@cbrands.com